UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2021

OXFORD SQUARE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OXSQ	NASDAQ Global Select Market LLC
6.50% Notes due 2024	OXSQL	NASDAQ Global Select Market LLC
6.25% Notes due 2026	OXSQZ	NASDAQ Global Select Market LLC
5.50% Notes due 2028	OXSQG	NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2021, the Board of Directors (the “Board”) of Oxford Square Capital Corp. (the “Company”) accepted the resignation of Richard W. Neu from his position as a member of the Board, effective immediately, and, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), voted to appoint Barry A. Osherow to fill the vacancy. Mr. Osherow will also serve as a member of the Nominating Committee, a member of the Audit Committee, a member of the Compensation Committee, and a member of the Valuation Committee. Mr. Osherow will serve on the Board from July 12, 2021 until the 2022 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. The Board and the Nominating Committee determined that Mr. Osherow is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company.

Mr. Osherow is currently at Level Equity Management, LLC (“Level Equity”), a private investment firm focused on rapidly growing software and technology-driven businesses, and is a partner in and manages Level Equity’s structured capital funds. Prior to joining Level Equity in 2016, Mr. Osherow was with Enhanced Capital Partners, Inc., as Managing Partner and Investment Committee Member of the firm’s SBIC fund. Prior to that, Mr. Osherow was a member of the founding team of Oxford Square Capital Corp. (formerly known as Technology Investment Capital Corp.) and served as Principal and Head of Direct Lending. Previously, Mr. Osherow was an Associate in the Private Equity Group at Wit Capital (which became SoundView Technology Group) focused on raising private equity for technology and Internet businesses and was a member of the founding team in 1996. Mr. Osherow also previously served as Vice President of Business Development at Spring Street Brewing Company and as an Associate with Lehman Brothers. He graduated from Babson College with a B.S. with a concentration in International Business. Mr. Osherow was selected to serve on the Board due to his more than twenty-five years of experience as a finance executive and extensive credit experience with middle-market companies.

Mr. Osherow will be entitled to applicable annual and meeting fees pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company.

There is no other arrangement or understanding between Mr. Osherow and any other person pursuant to which he was appointed as a member of the Board, member of the Nominating Committee, a member of the Audit Committee, a member of the Compensation Committee, and a member of the Valuation Committee, nor is there any family relationship between Mr. Osherow and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Osherow had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2021	OXFORD SQUARE CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President

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